WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Balance Sheet as of December 31, 1995 and the Consolidated
Statement of Income for the year ended December 31, 1995 of Meditrust and is qualified in its entirety by reference to such financial statements. Share amounts were adjusted in computing Earnings Per Share to reflect the November
1997 merger of Meditrust with and into Santa Anita Realty Enterprises, Inc.
("Santa Anita," and now known as "Meditrust Corporation") in which shareholders of Meditrust received 1.2016 shares of Santa Anita in exchange for each share of Meditrust held.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                              JAN-1-1995
<PERIOD-END>                               DEC-31-1995
<EXCHANGE-RATE>                                      1
<CASH>                                          44,248
<SECURITIES>                                         0
<RECEIVABLES>                                   20,406
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                         669,175
<DEPRECIATION>                                  77,204
<TOTAL-ASSETS>                               1,891,852
<CURRENT-LIABILITIES>                                0
<BONDS>                                        762,291
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     1,192,612
<OTHER-SE>                                   (130,857)
<TOTAL-LIABILITY-AND-EQUITY>                 1,891,852
<SALES>                                              0
<TOTAL-REVENUES>                               209,369
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              64,163
<INCOME-PRETAX>                                119,972
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            119,972
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                 33,454
<CHANGES>                                            0
<NET-INCOME>                                    86,518
<EPS-PRIMARY>                                     1.51
<EPS-DILUTED>                                     1.51

